Exhibit 99.2

Earnings Presentation THIRD QUARTER 2025

2 Q3 202 2 Financial Snapshot Forward - looking statements When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions . These forward - looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives . Among the important factors that could cause our actual results to differ materially from those projected in any forward - looking statements that we make are : general economic developments and trends, including the current tensions in international trade, the U . S . government shutdown and the performance of the labor, housing, real estate, mortgage finance and broader financial markets ; inflation, increases in interest rates and changes in the market (i . e . , fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings ; the effectiveness of hedging transactions ; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows ; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio ; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings ; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U . S . Presidential administration) ; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations ; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant ; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes ; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940 , as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage - related interests ; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market ; targeted or expected returns on our investments in recently - originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments ; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One) ; expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e . g . , taxes, insurance, maintenance expenses, etc . on the underlying property) and the amount ultimately realized upon resolution of the asset ; risks associated with our investments in loan originators ; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy ; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC . These forward - looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available . Readers and listeners are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date on which they are made . New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA . Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise .

3 Q3 202 2 Financial Snapshot Hybrid mortgage REIT with extensive experience in managing residential mortgage assets through economic cycles See page 21 for endnotes Q3 Financial Highlights GAAP Book Value $13.13 per common share Economic Book Value 1 $13.69 per common share Total Economic Return 2 2 .6% Q3 2025 Recourse Leverage 3 1.9x as of Sept. 30, 2025 Key Metrics GAAP Net Income 4 $0.36 per common share Distributable Earnings 5 $0.20 per common share Quarterly Dividend $0.36 per common share Dividend Yield 15.8% as of Nov. 4 , 2025 Financial Metrics Non - QM Loans $453M acquired in Q3 Agency MBS $473M acquired in Q3 Business Purpose Loans $260M originated in Q3 6 Unrestricted Cash $305M as of Sept. 30, 2025 Portfolio Highlights

MFA FINANCIAL, INC.

Actions Underway to Support Earnings Growth

Strategic Initiative	Details
✓ Deployment of Excess Cash	▪ Low utilization of mark-to-market loan financing, increased liquidity of our portfolio and more clarity on the projected path of interest rates all provide confidence to reduce cash drag on earnings ▪ We expect to deploy approximately $100M of excess cash into our target assets over the near term
✓ Growth of Lima One	▪ Key leadership hires, recent additions to sales force and technology investments to improve borrower experience helped to support 20% origination volume growth in Q3 ▪ Expanded product offering and origination channels are expected to support growth of mortgage banking income into 2026
✓ Resolution of Non-Performing Loans	▪ Loan portfolio 60+ delinquency rate declined to 6.8% at Sept. 30, down from 7.5% at start of 2025 ▪ $223M of previously delinquent loans were resolved in Q3, unlocking capital to be re-deployed at mid-teen ROEs
✓ Expense Reductions	▪ Ongoing cost reduction initiatives are expected to reduce run-rate G&A expenses by 7-10% from 2024 levels ▪ G&A expenses were $92M for the nine months ended 9/30/25, down from $104M for the nine months ended 9/30/24
✓ Share Repurchases	▪ Repurchased nearly 500,000 common shares in Q3 at approximately 27% discount to Economic book value ▪ Funded largely by issuance of Series B and C preferred shares via recently implemented ATM program, maintaining enterprise scale while improving returns to common stockholders

4

5 □ Acquired $1.2B of residential mortgage loans and securities, growing investment portfolio by over $400M to $11.2B ▪ Purchased $453M of Non - QM loans ▪ Added $473M of Agency MBS ▪ Lima One originated $260M 6 of new business purpose loans □ Portfolio runoff and asset sales of $755M ▪ Sold $66M of newly - originated SFR loans ▪ Sold $15M of delinquent Transitional loans and $27M of REO properties □ Loan portfolio 60+ day delinquency rate declined to 6.8% from 7.3% at June 30 □ Current rate environment continues to provide opportunities to add new assets at attractive yields ▪ Average coupon on all loans acquired in Q3 was 8.3% ▪ Incremental ROE for new investments expected to be mid - teens Q Q3 Portfolio Highlights Investment Portfolio at Sept. 30 7 Q3 Portfolio Activity Non - QM Loans $5.1B Agency MBS $2.2B Other $0.3B Single - family Transitional Loans $0.8B Single - family Rental Loans $1.2B Multifamily Transitional Loans $0.6B Legacy RPL/NPL $1.0B

6 92% 86% 65% 62% 98% 1% 12% 19% 8% 13% 23% 19% 2% Non-QM loans Single-family Rental Loans Single-family Transitional Loans Multifamily Transitional Loans Legacy RPL/NPL Loans Securitized Debt Non-MTM Financing MTM Financing □ Overall leverage rose to 5.5x and recourse leverage rose to 1.9x ▪ Increases were driven by higher allocation toward Agency MBS □ Issued Non - QM securitizations in August and September ▪ Collateralized by $721M UPB of loans ▪ 92% of our Non - QM portfolio is securitized □ Continued emphasis on non - mark - to - market (non - MTM) 8 borrowing against our loan portfolio □ $3.8B interest rate derivatives position at Sept. 30 ▪ Net addition of $284M of new rate hedges expiring in 2 - 7 years ▪ Generated net positive carry of $16M □ Net portfolio duration estimated to be 0.98 at Sept. 30 Q3 Liability Highlights Loan Portfolio Financing Sources Liability Activity $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Agency Repo MTM Financing Non - MTM Financing Securitized Debt Other $7.2B Non - MTM All Liabilities $3.1B MTM

7 Single - family Rental Gain - on - sale Income $ 1.6 M Single - family Transitional New Bridge Loans $ 31 M Q3 202 2 Financial Snapshot Q3 Lima One Highlights New Rehab Loans $ 53 M New Construction Loans $ 116 M Total Origination Volume 6 $ 260 M Rental Loans Sold $ 66M Rental Loans Originated $61M □ Origination volume rose by 20% and origination pipeline grew by 24% □ Mortgage banking income totaled $5.6M □ Key leadership hires for wholesale and multifamily lending □ Further technology enhancements to improve borrower experience Other Highlights Average Coupon 10.0% for Q3 originations Average Coupon 7.0% for Q3 originations

8 $1.9B $1.2B $1.0B $1.9B $1.2B $0.8B $1.0B <5% 5%-6% 6%-7% 7%-8% 8%-9% 9%-10% >10% Q3 202 2 Financial Snapshot Q3 Loan Portfolio Credit Metrics 9 60% 60% 69% 64% 50% 60% Non-QM Loans SFR Loans Single-family Transitional Loans Multifamily Transitional Loans Legacy RPL/NPL Loans Total LTV by Loan Product Type 10 LTV Distribution 10 State Concentration 11 Portfolio 60+ Delinquency Rate Coupon Distribution Origination Year $2.3B $1.9B $2.5B $1.6B $0.5B $0.1B $0.1B <50% 50-60% 60-70% 70-80% 80-90% 90-100% >100% 6.5% 6.7% 7.5% 7.5% 7.3% 6.8% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 CA 30% FL 15% TX 6% NY 5% Other 44% Pre - 2021 20% 2021 20% 2022 14% 2023 14% 2024 15% 2025 17%

9 Q3 202 2 Financial Snapshot Q3 Loan Portfolio Statistics Total 9 Legacy RPL/NPL Loans Multifamily Transitional Loans Single - family Transitional Loans Single - family Rental Loans Non - QM Loans as of Sept. 30, 2025 Portfolio Statistics $9.0B $1.13B $636M $804M $1.27B $5.12B UPB $380K $190K $3.4M $425K $227K $516K Average loan balance 7.13% 5.11% 9.95% 10.40% 6.36% 6.86% Gross coupon 6.81% 8.55% 8.72% 9.09% 6.64% 5.95% Quarterly yield 60% 50% 64% 69% 60% 60% LTV 10 729 647 752 749 740 738 Original FICO score 55 231 29 12 39 30 Loan age (months) 20 CPR 9 CPR 45 CPR 70 CPR 12 CPR 13 CPR 3 - month prepayment rate 12 6.8% 19.2% 7.4% 12.8% 3.2% 4.1% 60+ days delinquent $138M $45M $27M $43M $15M $8M REO properties 13 as of Sept. 30, 2025 Additional Statistics $297M - $30M $267M - - Unfunded Commitments 14 86% 84% 100% 100% 75% 85% Fixed rate 14% 16% - - 25% 15% Hybrid ARMs 46% 34% 70% 43% 17% 53% Purchase 37% 34% 12% 15% 70% 36% Cash - out refinance 7% - 57% 31% - - Extended UPB 15 □ Non - QM Loans: ▪ Acquired $453M of new loans with average LTV of 68% and average coupon of 7.6% ▪ Issued securitizations in August and September collateralized by $721M UPB of loans □ Single - family Rental Loans: ▪ Lima One originated $61M of loans with average LTV of 68% and average coupon of 7.0% ▪ Sold $66M of newly - originated loans □ Single - family Transitional Loans: ▪ Lima One originated $200M of new loans 6 ▪ $236M of loan repayments □ Multifamily Transitional Loans: ▪ L ending remains paused ▪ $103M of loan repayments ▪ Resolved $34M of previously delinquent loans in Q3, incurring $1M of credit losses □ Legacy RPL/NPL Loans: ▪ 60+ day delinquency rate declined again to new all - time low Q3 2025 Highlights

10 0 50 100 150 200 250 300 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 2025 Q3 202 2 Financial Snapshot Q3 Agency MBS □ Added $ 473 M of Agency MBS ▪ Purchases continued to consist primarily of low “pay - up” (premium to TBA price) pools that provide some prepayment protection ▪ Spread over Treasuries and lower interest rate volatility make Agency MBS attractive □ Complementary to our less liquid, more credit - sensitive assets ▪ Expected levered returns in the mid - teens Highlights as of Sept. 30, 2025 Portfolio Statistics $2.15B Current face $2.18B Fair value 5.51% Coupon 5.58% Quarterly yield 14 Loan age (months) 7 CPR 3 - month CPR 99.8% Purchase price Agency MBS Spread 16 1 - month CPR Coupon Distribution 5% Coupon 5.5% Coupon 6% Coupon 6.5% Coupon 9% 8% 6% July August September Specified Pool Type Bank - Originated 19% High LTV 62% Other 19% Spread as of 11/4/25

11 Appendix James Casebere , Landscape with Houses ( Dutchess County, NY) #2, 2010 (detail)

12 MFA Overview □ MFA Financial, Inc. (NYSE: MFA) is an internally managed real estate investment trust (REIT) that invests in U.S. residential mo rtgage loans and mortgage - backed securities □ MFA focuses primarily on mortgage subsectors in which it tries to avoid direct competition with banks and government - sponsored enterprises □ MFA owns and actively manages a diversified portfolio of non - qualified mortgage (Non - QM) loans, business purpose loans (BPLs), r e - performing/non - performing loans (Legacy RPL/NPLs) and agency mortgage - backed securities (MBS) □ In 2021, MFA acquired Lima One Capital, a leading nationwide BPL originator and servicer with over $10B 6 in originations since its formation in 2010 □ MFA originates BPLs directly through Lima One and acquires Non - QM loans through flow and mini - bulk arrangements with a select gr oup of originators with which it holds strong relationships □ MFA operates a leading residential credit securitization platform with over $11B of issuance since inception □ MFA has deep expertise in residential credit as well as a long history of investing in new asset classes when compelling oppo rtu nities arise □ Since its IPO in 1998, MFA has distributed $ 5B of dividends to its stockholders

Lima One: Leading Nationwide BPL Originator and Servicer

Fully Integrated BPL Platform

- Lima One is an industry-leading business purpose lender wholly-owned by MFA and headquartered in Greenville, S.C.
- Lima operates an efficient and scalable platform with over 250 employees, including in-house sales, underwriting, servicing and construction management teams
- Lima provides MFA with access to organically-created, high-yielding loans, substantially below the cost to purchase from third-party lenders
- Lima has originated over $7B since MFA's acquisition in 2021 and over $10B since its formation in 2010[6]

Product Offerings

- Lima One offers a diverse selection of both short-term and long-term financing solutions to experienced real estate investors across the U.S.
- Products have included rehab loans, construction loans, bridge loans, single-family rental loans and small-balance multifamily loans

Fix & Flip INVESTMENTS | Ground-Up CONSTRUCTION | Rental PROPERTIES | Multifamily PROPERTIES

Origination Volume Since MFA's Acquisition


$8B
$7B
$6B
$5B
$4B
$3B
$2B
$1B
-
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

Geographic and Borrower Diversity

- No state concentration above 15% and no borrower concentration above 2%


Concentration
10% to 15%
5% to 10%
Below 5%
No loans
TX
FL
GA
NC
OH

13

14 Select Financial Metrics $- $3 $6 $9 $12 $15 MFA Stock Price 11/4 EBV 9/30 Loan Portfolio Discount to Par Securitized Debt Discount to Par Potential EBV $13.69 $1.48 $(0. 89 ) $0.59 potential upside $13.69 EBV $9.12 Asset Yield Net Interest Spread GAAP vs. Economic Book Value Effective Cost of Funds Net Interest Margin Potential Upside in Economic Book Value 17 $14.28 6.71% 6.46% 6.52% 6.66% 6.50% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 2.18% 1.99% 1.84% 1.98% 1.86% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 3.00% 2.76% 2.63% 2.73% 2.57% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 4.53% 4.47% 4.68% 4.68% 4.64% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 $- $3 $6 $9 $12 $15 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 GAAP Book Value Economic Book Value

MFA Securitizations Outstanding

Securitization Name	Loan Product Type	Settlement Date	Original Collateral UPB ($M)[18]	Current Collateral UPB ($M)[18]	Bonds Sold ($M)	Original UPB Sold (%)[19]	Outstanding Balance of Bonds Sold ($M)	Weighted Average Coupon (WAC) of Outstanding Bonds Sold	WAC of Underlying Loans	Callable Date
MFRA 2020-NQM1	Non-QM	Sep-20	391	80	373	95%	62	3.16%	6.65%	Currently Callable
MFRA 2020-NQM2	Non-QM	Oct-20	570	121	535	94%	86	2.57%	6.80%	Currently Callable
MFRA 2020-NQM3	Non-QM	Dec-20	381	93	359	94%	71	2.09%	6.30%	Currently Callable
MFRA 2021-INV1	SFR	Feb-21	217	52	198	91%	32	1.79%	7.26%	Currently Callable
MFRA 2021-NQM1	Non-QM	Apr-21	394	111	371	94%	88	1.88%	6.23%	Currently Callable
MFRA 2021-RPL1	RPL	Jun-21	473	252	435	92%	205	1.50%	5.12%	20% Clean-up Call
MFRA 2021-NQM2	Non-QM	Aug-21	289	124	277	96%	112	1.43%	5.30%	Currently Callable
MFRA 2021-AEINV1	Agency Eligible	Oct-21	312	247	297	95%	N/A	1.43%	3.27%	N/A
MFRA 2021-INV2	SFR	Nov-21	284	195	260	92%	172	2.24%	5.13%	Currently Callable
MFRA 2021-AEINV2	Agency Eligible	Dec-21	340	277	323	95%	N/A	1.52%	3.46%	N/A
MFRA 2022-CHM1	Non-QM	Mar-22	237	152	204	86%	118	4.85%	5.14%	Currently Callable
MFRA 2022-NQM1	Non-QM	Mar-22	333	214	310	93%	191	4.16%	4.56%	Currently Callable
MFRA 2022-INV1	SFR	Apr-22	258	183	224	87%	150	4.04%	4.80%	Currently Callable
MFRA 2022-NQM2	Non-QM	Jun-22	541	408	398	74%	284	4.00%	4.25%	Currently Callable
MFRA 2022-RPL1	RPL	Jul-22	336	217	307	91%	200	3.43%	5.01%	Currently Callable
MFRA 2022-INV2	SFR	Jul-22	214	165	169	79%	120	4.95%	5.61%	Currently Callable
MFRA 2022-NQM3	Non-QM	Sep-22	342	239	274	80%	171	5.57%	5.95%	Currently Callable
MFRA 2022-INV3	SFR	Oct-22	235	183	160	68%	118	6.00%	6.54%	Currently Callable
MFRA 2023-NQM1	Non-QM	Jan-23	314	237	253	81%	176	5.75%	5.96%	Jan-26
MFRA 2023-INV1	SFR	Feb-23	204	146	154	75%	96	6.10%	6.83%	Feb-26
MFRA 2023-NQM2	Non-QM	May-23	372	279	309	83%	216	4.66%	5.34%	May-26
MFRA 2023-INV2	SFR	Sep-23	215	182	191	89%	159	7.07%	7.99%	Sep-26
MFRA 2023-NQM3	Non-QM	Sep-23	387	264	343	89%	220	6.75%	7.72%	Aug-26
MFRA 2023-RTL2	Transitional	Oct-23	230	230	184	80%	184	8.50%	10.24%	Currently Callable
MFRA 2023-NQM4	Non-QM	Dec-23	295	204	268	91%	178	6.36%	7.94%	Dec-26
MFRA 2024-RTL1	Transitional	Feb-24	200	200	160	80%	160	7.09%	10.27%	Feb-26
MFRA 2024-NQM1	Non-QM	Apr-24	365	248	331	91%	213	6.73%	8.05%	Apr-27
MFRA 2024-RTL2	Transitional	May-24	205	205	164	80%	164	7.25%	9.99%	May-26
MFRA 2024-RPL1	RPL	Jul-24	303	255	259	85%	231	4.26%	5.09%	30% Clean-up Call
MFRA 2024-NQM2	Non-QM	Sep-24	340	264	321	94%	244	5.40%	8.32%	Aug-27
MFRA 2024-NPL1	NPL	Oct-24	424	332	306	72%	270	6.33%	5.23%	Currently Callable
MFRA 2024-RTL3	Transitional	Nov-24	250	250	202	81%	202	5.97%	10.52%	Oct-26
MFRA 2024-NQM3	Non-QM	Dec-24	380	326	354	93%	300	5.89%	7.87%	Dec-27
MFRA 2025-NQM1	Non-QM	Mar-25	305	282	283	93%	260	5.59%	7.48%	Feb-28
MFRA 2025-NQM2	Non-QM	May-25	318	301	291	92%	274	5.76%	7.47%	May-28
MFRA 2025-NQM3	Non-QM	Aug-25	350	347	322	92%	318	5.43%	7.55%	Jul-28
MFRA 2025-NQM4	Non-QM	Sep-25	371	371	351	95%	351	5.36%	7.57%	Sep-28
Total			11,975	8,236	10,520	88%	6,396	5.16%	6.61%	

15

16 Q3 202 2 Financial Snapshot Supplemental Loan Portfolio Data Product Type Origination Year Product Type Origination Year 60+ Day Delinquency by Asset Class (% and UPB) Resolution Status 20 Non - QM Loans Single - family Rental Loans Single - family Transitional Loans Multifamily Transitional Loans Legacy RPL/NPL $150M $169M $178M $195M $209M $ 52 M $55M $55M $50M $40M $ 9 6M $116M $118M $116M $103M $ 61 M $86M $ 78 M $ 63 M $47M $268M $261M $257M $239M $217M Non - Performing 4% 3.5% 3.8% 3.9% 4.0% 4.1% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Bank Statement 42% DSCR 27% Full Doc 11% Asset Depletion 4% Other 16% 3.5% 3.9% 4.0% 3.8% 3.2% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 8.3% 10.5% 11.7% 13.1% 12.8% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 5.5% 8.8% 8.9% 8.3% 7.4% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q2 2025 PIF 35% Liquidated/REO 35% Performing 26% 21.4% 21.4% 21.5% 20.6% 19.2% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Pre - 2021 7% 2021 30% 2022 40% 2023 16% 2024 - 2025 7% 2021 13% 2022 31% 2023 45% 2024 11% Ground up 41% Rehab 33% Bridge 26%

Reconciliation of GAAP net income to non-GAAP Distributable earnings

"Distributable earnings" is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer-term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

The following table provides a reconciliation of GAAP net (loss)/income used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods presented.

($ in millions, except per share amounts)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$37.0	$22.4	$32.8	$(2.4)	$39.9
Adjustments:					
Unrealized and realized gains and losses on:					
Residential whole loans held at fair value	(41.3)	(33.6)	(54.4)	102.3	(143.4)
Securities held at fair value	(17.3)	(4.0)	(20.2)	26.3	(17.1)
Residential whole loans and securities at carrying value	(0.7)	0.3	0.3	-	(7.3)
Interest rate swaps and ERIS swap futures	14.8	32.5	44.8	(46.6)	84.6
Securitized debt held at fair value	21.3	3.7	18.5	(47.3)	71.4
Other portfolio investments	-	(2.6)	(0.7)	(0.1)	1.5
Expense items:					
Amortization of intangible assets	0.3	0.8	0.8	0.8	0.8
Equity based compensation	1.9	2.3	6.1	1.6	2.1
Securitization-related transaction costs	3.6	1.8	1.7	5.3	3.5
Depreciation	1.3	1.1	0.9	0.9	2.6
Total adjustments	$(16.1)	$2.3	$(2.2)	$43.2	$ (1.3)
Distributable earnings	$20.9	$24.7	$30.6	$40.8	$38.6
GAAP earnings/(loss) per basic common share	$0.36	$0.22	$0.32	$(0.02)	$0.38
Distributable earnings per basic common share	$0.20	$0.24	$0.29	$0.39	$0.37
Weighted average common shares for basic earnings per share	103.7	103.7	103.8	103.6	103.6

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Reconciliation of GAAP Book Value to Economic Book Value

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders' equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q3 2024.

($ in millions, except per share amounts)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
GAAP Total Stockholders' Equity	$1,821.5	$1,822.1	$1,838.4	$1,841.8	$1,880.5
Preferred Stock, liquidation preference	(479.9)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders' Equity for book value per common share	$1,341.6	$1,347.1	$1,363.4	$1,366.8	$1,405.5
Adjustments:					
Fair value adjustment to Residential whole loans, at carrying value	8.7	1.8	(6.3)	(15.3)	6.7
Fair value adjustment to Securitized debt, at carrying value	48.5	57.1	63.1	70.3	64.3
Stockholders' Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,398.8	$1,406.0	$1,420.2	$1,421.8	$1,476.5
GAAP book value per common share	$13.13	$13.12	$13.28	$13.39	$13.77
Economic book value per common share	$13.69	$13.69	$13.84	$13.93	$14.46
Number of shares of common stock outstanding	102.2	102.7	102.7	102.1	102.1

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19 Book Value and Economic Book Value Rollforward Economic GAAP $13.69 $13.12 Book value per common share as of 6/30/25 0.36 0.36 Net income available to common shareholders (0. 36) (0. 36) Common stock dividends declared 0.01 0.01 Fair value changes attributable to residential mortgage securities and other 0.07 — Change in fair value of residential whole loans reported at carrying value under GAAP (0.08) — Change in fair value of securitized debt at carrying value under GAAP $ 13.69 $ 13.13 Book value per common share as of 9/30/25

GAAP Segment Reporting

(Dollars in millions) Three months ended September 30, 2025	Mortgage-Related Assets	Lima One	Corporate	Total
Interest Income	$128.3	$54.7	$2.7	$185.7
Interest Expense	89.8	34.6	4.5	128.9
Net Interest Income/(Expense)	$38.5	$20.1	$(1.8)	$56.8
(Provision)/Reversal of Provision for Credit Losses on Residential Whole Loans	(0.3)	-	-	(0.3)
Net Interest Income/(Expense) after Reversal of Provision/(Provision) for Credit Losses	$38.2	$20.1	$(1.8)	$56.5
Net gain/(loss) on residential whole loans measured at fair value through earnings	35.0	6.3	-	41.3
Impairment and other net gain on securities and other portfolio investments	18.0	-	-	18.0
Net gain/(loss) on real estate owned	1.7	(1.4)	-	0.3
Net gain/(loss) on derivatives used for risk management purposes	0.1	-	-	0.1
Net gain/(loss) on securitized debt measured at fair value through earnings	(22.2)	(2.3)	-	(24.5)
Lima One mortgage banking income	-	5.6	-	5.6
Net realized gain/(loss) on residential whole loans held at carrying value	-	-	-	-
Other, net	(1.1)	(8.8)	0.1	(9.8)
Total Other Income/(Loss), net	$31.5	$(0.6)	$0.1	$31.0
Compensation and benefits	-	9.3	8.9	18.2
General and administrative expenses	-	5.2	5.5	10.7
Loan servicing, financing, and other related costs	4.6	1.9	3.8	10.3
Amortization of intangible assets	-	0.3	-	0.3
Income/(loss) before income taxes	$65.1	$2.8	$(19.9)	$48.0
Provision for/(benefit from) income taxes	-	-	(0.1)	(0.1)
Net Income/(Loss)	$65.1	$2.8	$(19.8)	$48.1
Less Preferred Stock Dividend Requirement	-	-	10.8	10.8
Net Income/(Loss) Available to Common Stock and Participating Securities	$65.1	$2.8	$(30.6)	$37.3

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Endnotes

1) Economic book value (EBV) is a non-GAAP financial measure. Refer to slide 18 for further information regarding the calculation of this measure and a reconciliation to GAAP book value.
2) Total economic return is calculated as the quarterly change in EBV plus common dividends declared during the quarter divided by EBV at the start of the quarter.
3) Recourse leverage is the ratio of MFA's financing liabilities (excluding non-recourse debt) to net equity. Including securitized debt, MFA's overall leverage ratio at Sept. 30, 2025 was 5.5x.
4) GAAP net income is presented per basic common share. GAAP net income was $0.35 per diluted common share.
5) Distributable earnings is a non-GAAP financial measure. Refer to slide 17 for further information regarding the calculation of this measure and a reconciliation to GAAP net income. Distributable earnings is presented per basic common share.
6) Origination amount is based on the maximum loan amount, which includes amounts initially funded plus any committed but undrawn amounts. $148.5M of funded originations occurred during Q3 2025 and $77.4M of draws were funded during Q3 2025 on previously originated Transitional loans.
7) Amounts presented reflect the aggregation of fair value and carrying value amounts as presented in MFA's consolidated balance sheet at Sept. 30, 2025.
8) Non-MTM refers to financing arrangements not subject to margin calls based on changes in the fair value of the financed residential whole loans. Such agreements may experience changes in advance rates or collateral eligibility due to factors such as changes in the delinquency status of the financed residential whole loans.
9) Excludes Agency-eligible investor loans, which had a fair value of $51.9M at Sept. 30, 2025.
10) Loan-to-value (LTV) ratio reflects principal amortization and estimated home price appreciation (or depreciation) since acquisition. Zillow Home Value Index (ZHVI) is utilized to estimate updated LTVs for Non-QM, SFR and Legacy RPL/NPL assets. For Transitional loans, LTV reflects either the current unpaid principal balance (UPB) divided by the most recent as-is property valuation available or the maximum UPB divided by the most recent after repaired value (ARV) available.
11) State concentration measured by loan balance. All states in "Other" category have concentrations below 5%.
12) CPR includes all principal repayments.
13) Balance sheet carrying value of real estate owned (REO) properties at Sept. 30, 2025.
14) Undrawn construction funds for performing loans at Sept. 30, 2025. Borrowers must be current in order to receive unfunded commitments.
15) Percentage of Transitional loan portfolios extended beyond original maturity date at Sept. 30, 2025.
16) Current coupon Agency MBS spread over blended 5Y and 10Y Treasury yields. Data sourced from Bloomberg and presented in basis points.
17) Transitional loans are excluded from the calculation of potential upside in Economic book value.
18) Collateral UPB includes cash for Transitional loan securitizations.
19) Bonds sold relative to certificates issued.
20) Represents status at Sept. 30, 2025 of all Legacy RPL/NPL loans ever acquired. Non-performing status includes all active loans greater than 60 days delinquent. Liquidated/REO status includes both sold and active REO properties as well as short payoff liquidations and loans sold to third-parties.

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